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                                                                    Exhibit 23.1
              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Natus Medical Incorporated:

   We consent to the use in this Registration Statement of Natus Medical Incorporated on Form S-1 of our report dated March 10, 2000 (August 16, 2000 as to Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

   Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Natus Medical Incorporated, listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

San Jose, California
August 18, 2000